Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

2023 FIRST QUARTER FINANCIAL RESULTS

Continued progress results in 1.02% ROAA on improved margins

HOUSTON, TX – April 26, 2023 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, SSB, today reported its 2023 first quarter financial results.

2023 First Quarter Financial Highlights

•
Loans held for investment grew $105.8 million to $3.21 billion, or 3.4%, over the $3.11 billion reported as of December 31, 2022 and 31.3% over the $2.45 billion reported as of March 31, 2022.
•
Deposits reached $3.32 billion, an increase of $86.4 million, or 2.7%, over the $3.24 billion reported as of December 31, 2022 and 28.4% over the $2.59 billion reported as of March 31, 2022. Noninterest-bearing deposits represented 15.6% of total deposits compared to 15.0% as of December 31, 2022.
•
Total assets reached $3.86 billion, an increase of $86.5 million, or 2.3%, over the $3.77 billion reported as of December 31, 2022 and 26.9% over the $3.04 billion reported as of March 31, 2022.
•
Net income for the first quarter of 2023 totaled $9.2 million compared to $7.5 million for the fourth quarter of 2022 and $2.1 million for the first quarter of 2022.
•
Book value per share and tangible book value per share(1) increased to $23.63 and $22.22, respectively, as of March 31, 2023 compared to $23.32 and $21.90, respectively, as of December 31, 2022 and to $22.40 and $20.97, respectively, as of March 31, 2022.
•
Return on average assets increased to 1.02% annualized for the first quarter of 2023 compared to 0.84% annualized for the fourth quarter of 2022 and 0.32% annualized for the first quarter of 2022.

“Third Coast’s first quarter performance underscores the many positive trends from the preceding fourth quarter,” said, Bart Caraway, Third Coast’s Chairman, President and Chief Executive Officer. “The industry wide liquidity crisis gave us the opportunity to reach out to both customers and prospects, which resulted in deposit growth of $86.4 million for the quarter with $30.8 million being noninterest bearing demand. We had no need to take on brokered deposits, or public funds. At March 31, 2023, our uninsured deposits were $932 million, or 28% of total deposits, well below industry average.

_____________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

“While no one is immune from market headwinds, Third Coast is well positioned and is focused on improving performance. For the quarter our net interest margin improved 4 basis points to 3.79% and our noninterest expense was down $583,000. Non-performing assets declined 16.3% and we delivered net recoveries of $364,000. We were especially pleased to report $9.2 million in net income, or $0.55 per diluted share, in the quarter, representing a 25% increase from the sequential fourth quarter.

“As we start the second quarter, we are optimistic regarding our deposit opportunities. We expect another quarter of similar loan growth as we navigate an increasingly uncertain environment. We also expect our net interest margin to continue to improve in the second quarter due to a recently purchased pay fixed SWAP. We will continue to be prudent in our lending practices from a risk return standpoint, conservative in our expenditures, and poised and ready to take advantage of future growth opportunities,” Caraway concluded.

Loan Portfolio and Composition

For the quarter ended March 31, 2023, gross loans increased to $3.21 billion, an increase of $105.8 million, or 3.4%, from $3.11 billion as of December 31, 2022, and an increase of $765.4 million, or 31.3%, from $2.45 billion as of March 31, 2022. We believe the loan growth was well diversified with real estate loans up $57.2 million and commercial loans up $53.7 million from December 31, 2022.

Asset Quality

Asset quality improved during the first quarter of 2023 with non-performing assets decreasing to $10.3 million as of March 31, 2023, or 16.3%, from $12.3 million as of December 31, 2022. On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”), such that the allowance calculation is based on current expected credit loss methodology (“CECL”) and recorded an increase of $4.0 million to the allowance for credit losses for the cumulative effect of adopting ASC 326 for its loans held for investment portfolio. In addition, the provision for credit loss recorded for the first quarter of 2023 was $1.2 million and related to provisioning for new loans. The entries combined served to increase the allowance to $35.9 million, or 1.12% of the $3.21 billion in gross loans outstanding as of March 31, 2023.

As of March 31, 2023, the nonperforming loans to loans held for investment ratio remained low at 0.32%, a decrease from 0.39% as of December 31, 2022 and 0.44% as of March 31, 2022. During the three months ended March 31, 2023 and 2022, the Company recorded net recoveries of $364,000 and $17,000, respectively.

Deposits and Composition

Deposits totaled $3.32 billion as of March 31, 2023, an increase of 2.7% from $3.24 billion as of December 31, 2022, and an increase of 28.4% from $2.59 billion as of March 31, 2022. Noninterest-bearing demand deposits increased from $486.1 million as of December 31, 2022 to $516.9 million as of March 31, 2023. Noninterest-bearing demand deposits represented 15.6% of total deposits as of March 31, 2023, up from 15.0% of total deposits as of December 31, 2022. As of March 31, 2023, interest-bearing demand deposits increased $32.0 million, or 1.3%, time deposits increased $23.1 million, or 10.7%, and savings accounts increased $525,000, or 1.5%, from December 31, 2022.

The average cost of deposits was 2.92% for the first quarter of 2023, representing a 75 basis point increase from the fourth quarter of 2022 and a 259 basis point increase from the first quarter of 2022 due primarily to the increase in rates paid on interest-bearing demand deposits.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2023 was 3.79% compared to 3.75% for the fourth quarter of 2022 and 4.09% for the first quarter of 2022. The yield on loans for the first quarter of 2023 was 6.90% compared to 6.27% for the fourth quarter of 2022 and 4.90% for the first quarter of 2022. The increase in yield on loans during the first quarter of 2023 was primarily due to the increase in the Prime Rate.

Net interest income totaled $32.8 million for the first quarter of 2023, an increase of 2.1% from $32.2 million for the fourth quarter of 2022. Interest income totaled $57.4 million for the first quarter of 2023, an increase of 12.2% from $51.2 million for the fourth quarter of 2022. Interest and fees on loans increased $5.8 million, or 12.1%, compared to the fourth quarter of 2022, and increased $27.2 million, or 102.1%, from the first quarter of 2022. Interest expense was $24.5 million for the first quarter of 2023, an increase of $5.5 million, or 29.2% from $19.0 million for the fourth quarter of 2022 and an increase of $22.6 million, or 1,143.6%, from $2.0 million for the first quarter of 2022. The increase in interest expense was primarily due to interest-bearing deposit growth and increases in interest rates paid on interest-bearing deposit accounts.

Noninterest Income and Noninterest Expense

Noninterest income totaled $1.9 million for the first quarter of 2023, compared to $1.8 million for the fourth quarter of 2022, and $1.7 million for the first quarter of 2022.

Noninterest expense totaled $22.0 million for the first quarter of 2023, down from $22.6 million for the fourth quarter of 2022 and up from $20.2 million for the first quarter of 2022. The year-over-year increase was primarily attributed to increased salary expenses related to additional employees hired in 2022 and administrative expenses related to opening of four branches during 2022. The employee headcount increased from 339 as of March 31, 2022 to 370 as of March 31, 2023.

The efficiency ratio improved to 63.47% for the first quarter of 2023, from 66.74% for the fourth quarter of 2022, and 75.09% for the first quarter of 2022. The improvement was primarily due to the increase in interest and fees on loans while maintaining noninterest expense consistent with prior quarters.

Net Income and Earnings Per Share

Net income totaled $9.2 million for the first quarter of 2023, compared to $7.5 million for the fourth quarter of 2022. Net income available to common shareholders totaled $8.1 million for the first quarter of 2023 compared to $6.1 million for the fourth quarter of 2022. Dividends on our Series A Convertible Non-Cumulative Preferred Stock totaled $1.2 million for the first quarter of 2023 and $1.4 million for the fourth quarter of 2022. Basic earnings per share and diluted earnings per share were $0.60 per share and $0.55 per share, respectively, in the first quarter of 2023 compared to $0.45 per share and $0.44 per share, respectively, in the fourth quarter of 2022.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss 2023 first quarter results, which will be broadcast live over the Internet, on Thursday, April 27, 2023, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through May 4, 2023, and may be accessed by dialing 201-612-7415 and using passcode 13735405#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 16 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2023	2022
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$309,153	$329,864	$216,623	$317,462	$369,782
Federal funds sold	1,789	2,150	1,225	2,741	1,538
Total cash and cash equivalents	310,942	332,014	217,848	320,203	371,320

Interest bearing time deposits in other banks	-	-	132	132	132
Investment securities available-for-sale	180,376	176,067	160,437	157,261	126,218
Loans held for investment	3,213,326	3,107,551	2,972,852	2,749,177	2,447,945
Less: allowance for credit losses	(35,915)	(30,351)	(29,109)	(26,666)	(23,312)
Loans, net	3,177,411	3,077,200	2,943,743	2,722,511	2,424,633
Accrued interest receivable	19,026	18,340	16,246	12,568	12,648
Premises and equipment, net	28,504	28,662	25,449	22,888	20,846
Other real estate owned	-	-	-	-	1,666
Bank-owned life insurance	64,235	60,761	60,263	51,919	26,671
Non-marketable securities, at cost	14,751	15,405	27,136	15,213	11,327
Deferred tax asset, net	7,146	6,303	8,097	7,179	4,258
Fair value hedge assets	8,793	9,213	11,508	6,892	3,873
Right-of-use assets	19,328	17,872	18,266	12,648	10,697
Core Deposit Intangible, net	1,090	1,131	1,171	1,211	1,252
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	10,021	12,146	8,515	9,403	6,813
Total assets	$3,859,657	$3,773,148	$3,516,845	$3,358,062	$3,040,388

LIABILITIES
Deposits:
Noninterest bearing	$516,909	$486,114	$517,265	$519,614	$931,622
Interest bearing	2,805,624	2,750,032	2,467,049	2,378,650	1,655,547
Total deposits	3,322,533	3,236,146	2,984,314	2,898,264	2,587,169

Accrued interest payable	1,636	2,545	2,925	1,683	387
Fair value hedge liabilities	7,271	9,221	11,514	6,912	3,909
Lease liability - operating leases	19,845	18,209	18,407	12,650	10,629
Other liabilities	10,054	14,024	12,158	7,344	5,584
FHLB advances	-	-	-	18,000	50,000
Note payable - Line of Credit - Senior Debt	30,875	30,875	30,875	30,875	1,000
Note payable - Subordinated Debentures, net	80,399	80,348	80,298	80,367	80,507
Total liabilities	3,472,613	3,391,368	3,140,491	3,056,095	2,739,185

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	-	-
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,658	13,610	13,600	13,543	13,524
Additional paid-in capital	318,350	318,033	317,798	250,413	249,775
Retained earnings	58,182	53,270	47,163	40,393	38,116
Accumulated other comprehensive (loss) income	(2,116)	(2,103)	(1,177)	(1,283)	887
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	387,044	381,780	376,354	301,967	301,203
Total liabilities and shareholders' equity	$3,859,657	$3,773,148	$3,516,845	$3,358,062	$3,040,388

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2023	2022				2022
(Dollars in thousands, except per share data)	March 31	December 31	September 30	June 30	March 31	December 31

INTEREST INCOME:
Loans, including fees	$53,911	$48,081	$40,498	$31,164	$26,682	$146,425
Investment securities available-for-sale	1,548	1,388	1,367	894	276	3,925
Federal funds sold and deposits in other banks	1,920	1,682	1,237	451	226	3,596
Total interest income	57,379	51,151	43,102	32,509	27,184	153,946

INTEREST EXPENSE:
Deposit accounts	22,092	15,682	9,727	3,443	1,844	30,696
FHLB advances and notes payable	2,457	3,318	2,020	1,328	130	6,796
Total interest expense	24,549	19,000	11,747	4,771	1,974	37,492

Net interest income	32,830	32,151	31,355	27,738	25,210	116,454

Provision for credit losses	1,200	1,950	2,900	3,350	4,000	12,200

Net interest income after credit loss expense	31,630	30,201	28,455	24,388	21,210	104,254

NONINTEREST INCOME:
Service charges and fees	779	706	772	617	619	2,714
Gain on sale of SBA loans	-	123	729	98	-	950
Gain on sale of securities	97	-	-	-	-	-
Earnings on bank-owned life insurance	475	497	424	248	143	1,312
Derivative fees	(1)	117	313	123	706	1,259
Other	552	310	300	180	198	988
Total noninterest income	1,902	1,753	2,538	1,266	1,666	7,223

NONINTEREST EXPENSE:
Salaries and employee benefits	13,712	14,473	14,719	13,994	13,324	56,510
Data processing and network expense	1,203	837	1,256	932	922	3,947
Occupancy and equipment expense	2,633	2,591	2,232	1,830	1,873	8,526
Legal and professional	1,930	1,887	1,353	2,001	1,746	6,987
Loan operations and other real estate owned	(35)	144	284	282	278	988
Advertising and marketing	686	580	438	467	427	1,912
Telephone and communications	139	175	122	99	100	496
Software purchases and maintenance	352	295	318	201	198	1,012
Regulatory assessments	666	863	1,000	956	645	3,464
Loss on sale of other real estate owned	-	-	-	350	-	350
Other	758	782	1,006	1,661	668	4,117
Total noninterest expense	22,044	22,627	22,728	22,773	20,181	88,309

NET INCOME BEFORE INCOME TAX EXPENSE	11,488	9,327	8,265	2,881	2,695	23,168

Income tax expense	2,245	1,802	1,495	604	608	4,509

NET INCOME	9,243	7,525	6,770	2,277	2,087	18,659

Preferred stock dividends declared	1,171	1,418	-	-	-	1,418

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,072	$6,107	$6,770	$2,277	$2,087	$17,241

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.60	$0.45	$0.50	$0.17	$0.16	$1.28
Diluted earnings per share	$0.55	$0.44	$0.49	$0.16	$0.15	$1.25

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2023	2022				2022
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Earnings per share, basic	$0.60	$0.45	$0.50	$0.17	$0.16	$1.28
Earnings per share, diluted	$0.55	$0.44	$0.49	$0.16	$0.15	$1.25
Dividends on common stock	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$16.88	$20.44	$-	$-	$-	$20.44

Return on average assets (A)	1.02%	0.84%	0.78%	0.29%	0.32%	0.58%
Return on average common equity (A)	10.28%	7.69%	8.74%	3.01%	2.81%	5.62%
Return on average tangible common equity (A) (B)	10.93%	8.19%	9.32%	3.22%	3.00%	6.00%
Net interest margin (A) (C)	3.79%	3.75%	3.77%	3.77%	4.09%	3.82%
Efficiency ratio (D)	63.47%	66.74%	67.06%	78.52%	75.09%	71.40%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.31%	8.36%	8.82%	8.99%	9.91%	8.36%
Tangible common equity to tangible assets (B)	7.86%	7.90%	8.32%	8.47%	9.33%	7.90%
Common equity tier 1 (to risk weighted assets)	7.89%	N/A	N/A	N/A	N/A	N/A
Tier 1 capital (to risk weighted assets)	9.61%	N/A	N/A	N/A	N/A	N/A
Total capital (to risk weighted assets)	12.63%	N/A	N/A	N/A	N/A	N/A
Tier 1 capital (to average assets)	10.14%	N/A	N/A	N/A	N/A	N/A

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.32%	12.95%	13.04%	11.60%	12.36%	12.95%
Tier 1 capital (to risk weighted assets)	12.32%	12.95%	13.04%	11.60%	12.36%	12.95%
Total capital (to risk weighted assets)	13.25%	13.79%	13.87%	12.40%	13.17%	13.79%
Tier 1 capital (to average assets)	13.00%	13.11%	13.29%	12.47%	13.66%	13.11%

Other Data
Weighted average shares:
Basic	13,532,545	13,528,504	13,490,680	13,454,423	13,385,324	13,465,196
Diluted	16,801,815	13,760,076	13,678,962	13,822,522	13,755,026	13,754,610
Period end shares outstanding	13,579,498	13,531,736	13,521,826	13,464,093	13,445,782	13,531,736
Book value per share	$23.63	$23.32	$22.93	$22.43	$22.40	$23.32
Tangible book value per share (B)	$22.22	$21.90	$21.51	$21.00	$20.97	$21.90

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 11 and 12 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Investment securities	$178,197	$1,548	3.52%	$170,463	$1,388	3.23%	$28,170	$276	3.97%
Loans, gross	3,170,828	53,911	6.90%	3,041,923	48,081	6.27%	2,208,462	26,682	4.90%
Federal funds sold and other interest-earning assets	167,694	1,920	4.64%	185,887	1,682	3.59%	260,275	226	0.35%
Total interest-earning assets	3,516,719	57,379	6.62%	3,398,273	51,151	5.97%	2,496,907	27,184	4.42%
Less allowance for loan losses	(34,879)			(29,563)			(20,395)
Total interest-earning assets, net of allowance	3,481,840			3,368,710			2,476,512
Noninterest-earning assets	182,869			203,834			150,871
Total assets	$3,664,709			$3,572,544			$2,627,383

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,595,750	$22,092	3.45%	$2,354,990	$15,682	2.64%	$1,640,273	$1,844	0.46%
Notes payable	111,250	1,814	6.61%	111,199	1,761	6.28%	1,891	23	4.93%
FHLB advances	52,803	643	4.94%	166,783	1,557	3.70%	50,000	107	0.87%
Total interest-bearing liabilities	2,759,803	24,549	3.61%	2,632,972	19,000	2.86%	1,692,164	1,974	0.47%
Noninterest-bearing deposits	477,706			517,075			620,900
Other liabilities	42,406			41,226			12,782
Total liabilities	3,279,915			3,191,273			2,325,846
Shareholders’ equity	384,794			381,271			301,537
Total liabilities and shareholders’ equity	$3,664,709			$3,572,544			$2,627,383
Net interest income		$32,830			$32,151			$25,210
Net interest spread (1)			3.01%			3.11%			3.95%
Net interest margin (2)			3.79%			3.75%			4.09%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2023	2022
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$508,936	$493,791	$529,046	$508,864	$477,573
Non-farm non-residential non-owner occupied	511,546	506,012	490,503	464,530	463,618
Residential	286,358	308,775	283,432	273,415	225,649
Construction, development & other	627,143	567,851	500,879	440,925	414,653
Farmland	22,512	22,820	22,770	23,895	13,467
Commercial & industrial	1,112,638	1,058,910	1,029,231	914,845	756,005
Consumer	3,280	3,872	3,728	3,706	3,304
Municipal and other	140,913	145,520	113,263	118,997	93,676
Total loans	$3,213,326	$3,107,551	$2,972,852	$2,749,177	$2,447,945

Asset Quality:
Nonaccrual loans	$9,482	$10,963	$9,439	$9,806	$9,896
Loans > 90 days and still accruing	-	518	98	387	40
Restructured loans--accruing	780	780	781	785	790
Total nonperforming loans	$10,262	$12,261	$10,318	$10,978	$10,726
Other real estate owned	-	-	-	-	1,666
Total nonperforming assets	$10,262	$12,261	$10,318	$10,978	$12,392

QTD Net (recoveries) charge-offs	$(364)	$708	$457	$(4)	$(17)

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$855	$1,699	$921	$964	$986
Non-farm non-residential non-owner occupied	282	296	309	323	334
Residential	506	513	111	116	121
Construction, development & other	39	40	227	232	238
Commercial & industrial	7,800	8,390	7,846	8,165	8,210
Consumer	-	20	20	-	-
Purchased credit impaired	-	5	5	6	7
Total nonaccrual loans	$9,482	$10,963	$9,439	$9,806	$9,896

Asset Quality Ratios:
Nonperforming assets to total assets	0.27%	0.32%	0.29%	0.33%	0.41%
Nonperforming loans to total loans	0.32%	0.39%	0.35%	0.40%	0.44%
Allowance for credit losses to total loans	1.12%	0.98%	0.98%	0.97%	0.95%
QTD Net (recoveries) charge-offs to average loans (annualized)	(0.05%)	0.09%	0.06%	0.00%	0.00%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Year Ended
	2023	2022				2022
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Tangible Common Equity:
Total shareholders' equity	$387,044	$381,780	$376,354	$301,967	$301,203	$381,780
Less: Preferred stock including additional paid in capital	66,225	66,225	66,273	-	-	66,225
Total common equity	320,819	315,555	310,081	301,967	301,203	315,555
Less: Goodwill and core deposit intangibles, net	19,124	19,165	19,205	19,245	19,286	19,165
Tangible common equity	$301,695	$296,390	$290,876	$282,722	$281,917	$296,390

Common shares outstanding at end of period	13,579,498	13,531,736	13,521,826	13,464,093	13,445,782	13,531,736

Book Value Per Share	$23.63	$23.32	$22.93	$22.43	$22.40	$23.32
Tangible Book Value Per Share	$22.22	$21.90	$21.51	$21.00	$20.97	$21.90

Tangible Assets:
Total assets	$3,859,657	$3,773,148	$3,516,845	$3,358,062	$3,040,388	$3,773,148
Adjustments: Goodwill and core deposit intangibles, net	19,124	19,165	19,205	19,245	19,286	19,165
Tangible assets	$3,840,533	$3,753,983	$3,497,640	$3,338,817	$3,021,102	$3,753,983

Total Common Equity to Total Assets	8.31%	8.36%	8.82%	8.99%	9.91%	8.36%
Tangible Common Equity to Tangible Assets	7.86%	7.90%	8.32%	8.47%	9.33%	7.90%

Average Tangible Common Equity:
Average shareholders' equity	$384,794	$381,271	$308,092	$303,135	$301,537	$323,685
Less: Average preferred stock including additional paid in capital	66,225	66,329	720	-	-	16,900
Average common equity	318,569	314,942	307,372	303,135	301,537	306,785
Less: Average goodwill and core deposit intangibles, net	19,149	19,184	19,225	19,265	19,306	19,245
Average tangible common equity	$299,420	$295,758	$288,147	$283,870	$282,231	$287,540

Net Income	$9,243	$7,525	$6,770	$2,277	$2,087	$18,659
Less: Dividends paid on preferred stock	1,171	1,418	-	-	-	1,418
Net Income Available to Common Shareholders	$8,072	$6,107	$6,770	$2,277	$2,087	$17,241

Return on Average Common Equity	10.28%	7.69%	8.74%	3.01%	2.81%	5.62%
Return on Average Tangible Common Equity	10.93%	8.19%	9.32%	3.22%	3.00%	6.00%